QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 23, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OMNICELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	94-3166458 (I.R.S. Employer Identification No.)

1201 Charleston Road
Mountain View, CA 94043
(650) 251-6100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Randall A. Lipps
Chairman, President and Chief Executive Officer
Omnicell, Inc.
1201 Charleston Road
Mountain View, CA 94043
(650) 251-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Robert J. Brigham, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common Stock, $0.001 par value (4)	$100,000,000	$12,670

(1)
There are being registered hereunder such indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $100,000,000.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4)
Each share of the registrant's common stock being registered hereunder, if issued prior to the termination by the registrant of its preferred share rights agreement, includes Series A junior participating preferred stock purchase rights. Prior to the occurrence of certain events, the Series A junior participating preferred stock purchase rights will not be exercisable or evidenced separately from the registrant's common stock and have no value except as reflected in the market price of the shares to which they are attached.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JULY 23, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PROSPECTUS

$100,000,000

OMNICELL, INC.

COMMON STOCK

        From time to time, we may sell common stock. We will specify in the accompanying prospectus supplement the terms of any offering. We may sell these shares to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement. Our common stock is traded on The Nasdaq National Market under the trading symbol "OMCL." On July 22, 2004, the last reported sales price for our common stock was $14.20 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Stock Market's National Market or any securities exchange of the securities covered by the prospectus supplement.

        You should read this prospectus and any prospectus supplement carefully before you invest.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTIONS ENTITLED "QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN OUR MOST RECENT QUARTERLY REPORT ON FORM 10-Q, BOTH AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND BOTH OF WHICH ARE INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS
ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                        , 2004

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell common stock in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock we will provide a prospectus supplement that will contain more specific information about the shares offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information." THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

ii

OVERVIEW

  Business

        Omnicell, Inc. is a leading provider of patient safety solutions for the healthcare industry. Our broad range of solutions is designed for many clinical areas of the healthcare facility—the central pharmacy, nursing units, operating room, cardiac catheterization lab and the patient's bedside. Our solutions enable healthcare facilities to acquire, manage, dispense and deliver pharmaceuticals and medical supplies, and are intended to enhance patient safety, reduce medication errors, improve workflow and increase operational efficiency. Our medication and supply dispensing systems facilitate the distribution of pharmaceuticals and medical supplies at the point of care. Our physician order management system streamlines communication between nursing and pharmacy staff. Our decision support solution allows healthcare facilities to monitor trends in drug utilization and diversion, improve regulatory compliance and reduce costs by monitoring usage patterns and optimizing product management. Our Web-based procurement application automates and integrates healthcare facilities' requisition and approval processes. These systems interface with healthcare facilities' existing information systems to accurately capture and display critical patient data. In 2002, we acquired two products, Omnicell PharmacyCentral, a central pharmacy carousel storage and retrieval solution and SafetyMed, a nursing workflow and patient safety system. In August 2003, we acquired BCX Technology, Inc., a provider of open bar code supply management systems branded ScanREQ, to complement our cabinet-based supply solutions. When used in combination, our products and services offer a comprehensive solution to enable healthcare facilities to enhance patient safety while improving operational efficiency.

        As a result of our product development efforts and acquisitions, we offer end-to-end solutions for both the medication-use process and the medical-surgical supply chain, providing additional market opportunities in areas beyond our solutions' traditional location in the healthcare facility—the nursing unit. For the medication-use process, Omnicell PharmacyCentral and SafetyPak provide solutions for the central pharmacy and SafetyMed provides solutions at the patient's bedside. For the medical-surgical supply chain, DecisionCenter, our decision support solution and OmniBuyer, our Web-based procurement application, provide solutions for materials management decision makers. In addition, SafetyMed's SupplyTracker feature electronically documents use of medical-surgical supplies at the patient's bedside.

        We have several strengths relative to our competitors. First, our end-to-end solutions for both the medication-use process and the medical-surgical supply chain are comprehensive in their breadth and contain certain solutions unique to Omnicell. Second, we focus solely on providing healthcare information technology and we believe this specialization enables us to deliver more innovative and useful products and services. Third, our technologies are designed to deliver exceptional ease of use. Fourth, our strong integration capabilities benefit our customers by enabling them to preserve, leverage and upgrade their existing information systems without incurring substantial additional cost.

        We sell our products and related services to a wide range of healthcare facilities such as hospitals, integrated delivery networks and specialty care facilities, which include nursing homes, ambulatory surgery centers, catheterization labs and outpatient clinics. From inception through December 31, 2003, we had completed our installation obligation, if any, for an aggregate of 29,011 of our medication and supply dispensing automation systems at 1,450 healthcare facilities. In 2003, we generated revenue of $102.1 million from sales of our products and related services.

  General Information

        We commenced operations in 1992 as a California corporation and reincorporated in Delaware as Omnicell, Inc. in August 2001. Our principal offices are located at 1201 Charleston Road, Mountain

View, California 94043, and our telephone number is (650) 251-6100. In this prospectus, "Omnicell," the "Company," "we" and "our" refer to Omnicell, Inc. unless the context otherwise requires. Our website is http://www.omnicell.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

        This prospectus contains references to our registered trademarks Omnicell®, OmniBuyer®, OmniCenter®, OmniSupplier®, OmniRx®, DecisionCenter®, Sure-Med® and ScanREQ®. All other service marks, trademarks and trade names that we refer to in this prospectus are the property of their respective owners.

RISK FACTORS

        Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled "QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK" contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, both of which are incorporated herein by reference in their entirety.

        Investment in our securities involves a high degree of risk. You should consider carefully the risk factors described above, as well as other information in this prospectus and the prospectus supplement before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

FORWARD-LOOKING INFORMATION

        This prospectus and the documents that we have filed with the SEC that are included or incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the 'safe harbor' created by those sections. These forward-looking statements include but are not limited to statements about:

  •
  our strategy;

  •
  revenues from existing and new customers;

  •
  sufficiency of our cash resources;

  •
  product development;

  •
  our research and development and other expenses; and

  •
  our operations and legal risks.

        These forward-looking statements are generally identified by words such as 'expect,' 'anticipate,' 'intend,' 'believe,' 'hope,' 'assume,' 'estimate,' 'plan,' 'will' and other similar words and expressions. Discussions containing these forward-looking statements may be found, among other places, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled "QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK" contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, both of which are incorporated herein by reference in their entirety. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus. The risks referred to above, as well as the Risk Factors incorporated by reference, among other things, should be considered in evaluating our prospects and future financial performance.

USE OF PROCEEDS

        Except as described in any prospectus supplement, we intend to use the net proceeds from the sale of common stock offered hereby for potential acquisitions and product development, as well as for working capital and general corporate purposes. Pending such uses, we intend to invest the net proceeds in interest-bearing investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

        Omnicell, Inc. is authorized to issue 55,000,000 shares of capital stock, $0.001 par share, of which 50,000,000 shares have been designated as common stock par value $0.001 par share, 24,793,966 of which were issued and outstanding as of June 30, 2004 and 5,000,000 shares have been designated as preferred stock, par value $0.001 per share, 1,000,000 of which are designated as Series A Junior participating preferred stock (the "Junior Preferred") none of which are issued or outstanding. The following description of Omnicell, Inc. capital stock is subject to and qualified in its entirety by the provisions of Omnicell, Inc.'s Amended and Restated Certificate of Incorporation, as amended, and Bylaws, as amended, and by the provisions of applicable Delaware law.

Common Stock

        The majority of our authorized capital stock consists of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences applicable to any series or class of capital stock with superior dividend rights that may be outstanding, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. We have paid no cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future.

        In the event of liquidation, dissolution or winding up of Omnicell, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any series or class of capital stock with superior liquidation rights that may be outstanding. The outstanding shares of common stock are, and the common stock to be issued upon conversion of the notes will be, fully paid and nonassessable. No pre-emptive rights, conversion rights, redemption rights or sinking fund provisions are applicable to the common stock.

Preferred Stock

        The Board of Directors has the authority, from time to time and without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, rights, preferences, privileges and restrictions of any series of preferred stock, including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and liquidation preferences, any or all of which could be greater than the rights of the common stock. As a result, the Board of Directors, without stockholder approval, could issue preferred stock that would adversely affect the voting power and other rights of holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control or make the removal of management more difficult. Similarly, the likelihood that holders of preferred stock will receive dividend payments upon liquidation could have the effect of delaying, deferring or preventing a change in our control. Other than as discussed below in connection with our rights plan, we have no present plan or agreement to issue any shares of preferred stock.

Rights Plan

        On February 6, 2003 the Board of Directors of Omnicell approved the adoption of a Share Purchase Rights Plan (the "Plan"). Terms of the Plan provide for a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.001 per share (the "Common Shares"), of Omnicell. The dividend was payable on February 27, 2003 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from Omnicell one one-hundredth of a share of the Junior Preferred, at a price of $50.00 per one one-hundredth of a share of Junior Preferred (the "Purchase Price"), subject to adjustment. Each one one-hundredth of a share of share of Junior Preferred has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a Common Share. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of February 6, 2003 entered into between Omnicell and EquiServe Trust Company, N.A., as rights agent (the "Rights Agent"). The Rights Agreement has been filed with the Securities Exchange Commission.

        The Rights are not exercisable until the earlier to occur of (i) the date of a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"). The Rights will expire on February 27, 2013 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by us, in each case, as described below.

        The Purchase Price payable, and the number of shares of Junior Preferred or other securities or other property issuable, upon exercise of the Rights are subject to adjustment from time to time. The exercise of Rights for shares of Junior Preferred is at all times subject to the availability of a sufficient number of authorized but unissued Preferred Shares. Because of the nature of the Junior Preferred's dividend and liquidation rights, the value of one one-hundredth of a share of Junior Preferred should approximate the value of one Common Share. The Junior Preferred would rank junior to any other series of our preferred stock. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Omnicell, including, without limitation, the right to vote or to receive dividends.

        At any time prior to the earliest of (i) the day of the first public announcement that a person has become an Acquiring Person or (ii) the Final Expiration Date, the Board of Directors of Omnicell may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Omnicell on terms not approved by Omnicell's Board of Directors.

Anti-Takeover Effects of Provisions of Our Charter Documents and Delaware Law

Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our Bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing. Our Bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management.

Stockholder Action by Written Consent; Special Meetings of Stockholders

        Our Amended and Restated Certificate of Incorporation provides that all stockholder action must be effected at a duly called meeting of stockholders and not by written consent. Further, our Bylaws provide that special meetings of stockholders may be called only by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors. These provisions may lengthen the time required to take stockholder action and, as a result, may delay or prevent changes in our control or management.

Election of Directors; No Cumulative Voting

        Our Amended and Restated Certificate of Incorporation provides for the Board of Directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Stockholders have no cumulative voting rights, and the stockholders representing a majority of the shares of common stock outstanding are able to elect all of the directors. The classification of the Board of Directors and lack of cumulative voting will make it more difficult for our existing stockholders to replace the Board of Directors as well as for another party to obtain control of Omnicell by replacing the Board of Directors. Since the Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Delaware Law

        Delaware law imposes restrictions on transactions between corporations and significant stockholders. Section 203 of the Delaware General Corporation Law prohibits, subject to specified exceptions, a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years from the date of the transaction in which the person became an interested stockholder, unless:

  •
  the interested stockholder attained this status with the prior approval of the Board of Directors;

  •
  upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock; or

  •
  the business combination is approved by the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to specific exceptions, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. This statute could have the effect of preventing or delaying the completion of mergers, takeovers or other changes in control, and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

        The Transfer Agent and Registrar for the common stock is EquiServe Trust Company, NA. Its mailing address is EquiServe Trust Company, N.A., 66 Brooks Drive, Braintree, Massachusetts 02184 and its phone number is (781) 575-3951.

PLAN OF DISTRIBUTION

        We may sell the common stock through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

  •
  the name or names of any underwriters;

  •
  the purchase price of the common stock and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement are underwriters of the common stock offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the stock from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the shares of common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

        In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon by Cooley Godward LLP, Palo Alto, California. As of the date of this prospectus, partners and associates of Cooley Godward LLP participating in the preparation of this prospectus and the related registration statement on Form S-3 own an aggregate of 12,006 shares of our common stock.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's web site at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus:

  1.
  Our Annual Report on Form 10-K for the year ended December 31, 2003;

  2.
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed with the SEC on May 6, 2004;

  3.
  Our Current Reports on Form 8-K filed with the SEC on January 26, April 5, 2004 and April 14, 2004;

  4.
  Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2004; and

  5.
  The description of our common stock contained in our registration statement on Form S-1 (File No. 333-57024) as declared effective by the SEC on August 6, 2001 and incorporated by reference into Item 1 of our Form 8-A (File No. 000-33043) filed with the SEC on August 3, 2001 pursuant to Section 12(g) of the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

        We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

Omnicell, Inc.
Attention: Investor Relations
1201 Charleston Road
Mountain View, CA 94043
(650) 251-6100

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

SEC registration fee	$12,670
Accounting fees and expenses	125,000
Legal fees and expenses	150,000
Printing and miscellaneous expenses	162,330

Total	$450,000

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law (the DGCL) authorizes a court to award, or a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

        As permitted by the DGCL, our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (3) under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or (4) for any transaction from which the director derived an improper personal benefit.

        As permitted by the DGCL, our Certificate of Incorporation and/or our Bylaws provide that (1) we are required to indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to certain very limited exceptions; (2) we are permitted to indemnify our other employees to the extent that we indemnify our officers and directors, unless otherwise required by law, our Certificate of Incorporation, our Bylaws or agreements; (3) we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions; and (4) the rights conferred in our Bylaws are not exclusive.

        We have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify these people against expenses, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual or threatened, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an executive officer of Omnicell, provided this person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of us and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful.

        At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 16.    EXHIBITS.

  (a)
  Exhibits

Exhibit Number	Description
1.1(1)	Form of Underwriting Agreement
3.1(2)	Amended and Restated Certificate of Incorporation of Omnicell, Inc.
3.2(3)	Certificate of Designation of Series A Junior Participating Preferred Stock
3.3(4)	Bylaws of Omnicell, Inc.
4.1(5)	Amended and Restated Investor Rights Agreement, dated January 20, 2000
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP, independent auditors
23.2	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1)
24.1	Power of Attorney (reference is made to the signature page hereto)

(1)
To be filed by an amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

(2)
Previously filed as the like-numbered Exhibit to our report on Form 10-Q for the quarter ended June 30, 2001, as filed with the Securities Exchange Commission on September 20, 2001 and incorporated herein by reference.

(3)
Previously filed as the like-numbered Exhibit to our report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities Exchange Commission on March 28, 2003 and incorporated herein by reference.

(4)
Previously filed as Exhibit 3.6 to our Registration Statement on Form S-1, as amended, as filed with the Securities Exchange Commission on March 14, 2001 and incorporated herein by reference.

(5)
Previously filed as Exhibit 4.2 to our Registration Statement of Form S-1 as amended, as filed with the Securities Exchange Commission on March 14, 2001 and incorporated herein by reference.

ITEM 17.    UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities it offers, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

  (4)
  That: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (6)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this form of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of this issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant duly certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on July 21, 2004.

OMNICELL, INC.
By:	/s/ RANDALL A. LIPPS Randall A. Lipps Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall A. Lipps and Dennis P. Wolf, and each of them, as his true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and reconstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement file pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RANDALL A. LIPPS RANDALL A. LIPPS	Chairman of the Board and Director, President and Chief Executive Officer (Principal Executive Officer)	July 21, 2004
/s/ DENNIS P. WOLF DENNIS P. WOLF	Executive Vice President of Operations, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	July 21, 2004
/s/ BENJAMIN A. HOROWITZ BENJAMIN A. HOROWITZ	Director	July 21, 2004
/s/ RANDY D. LINDHOLM RANDY D. LINDHOLM	Director	July 21, 2004
/s/ BROCK D. NELSON BROCK D. NELSON	Director	July 21, 2004
/s/ KEVIN L. ROBERG KEVIN L. ROBERG	Director	July 21, 2004
/s/ JOHN D. STOBO, JR. JOHN D. STOBO, JR.	Director	July 21, 2004
/s/ DONALD C. WEGMILLER DONALD C. WEGMILLER	Director	July 21, 2004
/s/ SARA J. WHITE SARA J. WHITE	Director	July 21, 2004
/s/ JOSEPH E. WHITTERS JOSEPH E. WHITTERS	Director	July 21, 2004
/s/ WILLIAM H. YOUNGER, JR. WILLIAM H. YOUNGER, JR.	Director	July 21, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
1.1(1)	Form of Underwriting Agreement
3.1(2)	Amended and Restated Certificate of Incorporation of Omnicell, Inc.
3.2(3)	Certificate of Designation of Series A Junior Participating Preferred Stock
3.3(4)	Bylaws of Omnicell, Inc.
4.1(5)	Amended and Restated Investor Rights Agreement, dated January 20, 2000
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP, independent auditors
23.2	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1)
24.1	Power of Attorney (reference is made to the signature page hereto)

(1)
To be filed by an amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

(2)
Previously filed as the like-numbered Exhibit to our report on Form 10-Q for the quarter ended June 30, 2001, as filed with the Securities Exchange Commission on September 20, 2001 and incorporated herein by reference.

(3)
Previously filed as the like-numbered Exhibit to our report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities Exchange Commission on March 28, 2003 and incorporated herein by reference.

(4)
Previously filed as Exhibit 3.6 to our Registration Statement on Form S-1, as amended, as filed with the Securities Exchange Commission on March 14, 2001 and incorporated herein by reference.

(5)
Previously filed as Exhibit 4.2 to our Registration Statement of Form S-1 as amended, as filed with the Securities Exchange Commission on March 14, 2001 and incorporated herein by reference.

QuickLinks

PROSPECTUS $100,000,000 OMNICELL, INC. COMMON STOCK
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
OVERVIEW
RISK FACTORS
FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 16. EXHIBITS.
  ITEM 17. UNDERTAKINGS.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS